Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Kalmin Corp. (the “Company”) on Form 10-Q for the quarter ended February 28, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jose Maria Galarza Gaona, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18

U.	S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 30 , 2018	By:	/S/	Jose Maria Galarza Gaona
		Name:	Jose Maria Galarza Gaona
Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)